Exhibit 99.1

   Marlin Business Services Corp. Announces Restatement to Address Accounting for Certain Fee Income on Leases - No Effect on Historical
                         or Future Cash Flows

    MOUNT LAUREL, N.J.--(BUSINESS WIRE)--March 10, 2005--Marlin Business Services Corp. (NASDAQ:MRLN), a nationwide provider of equipment leasing solutions, announced today that the Company is changing the timing of the recognition and classification of "interim rent", which represents rental payments paid by certain customers to cover the period between the installation of equipment and the commencement of the lease contract.
    Since its inception in 1997, the Company has recognized interim rent in fee income at the time it was invoiced, and it has described this practice in its financial statements. The Company believed, as supported by the unqualified opinions expressed by our independent accountants, that it was using accounting practices that were both in accordance with Generally Accepted Accounting Principles in the USA
(GAAP) and common in our industry.
    Recent guidance on certain lease accounting issues led the Company to reassess its accounting practices with respect to interim rent. The Company, in consultation with its independent accountants, KPMG LLP, has determined that interim rent payments should be treated in the same manner as other fixed non-cancelable contractual minimum lease payments due from lessees in determining the Company's investment in direct financing leases. This treatment will defer the recognition of income for financial statement purposes while increasing the amount of unearned income for balance sheet purposes at the inception of the lease. The unearned income, net of initial direct origination costs, will be recognized over the lease term based on a constant periodic rate of return as interest income. This change lowered earnings for 2004 from the previously reported $13.8 million or $1.18 per diluted share to $13.5 million or $1.15 per diluted share. The impact on 2005 is estimated to lower earnings by approximately $0.02 to $0.03 per diluted share.
    This change relates principally to the timing of income recognition for financial statement purposes. It is a non-cash adjustment and will not have any impact on historical or future cash flows or any other aspect of the Company's business. It will also not affect compliance with covenants under the Company's existing credit facilities.
    The Company estimates that the cumulative effect of this restatement from 1997 through the year ended December 31, 2004 will be to reduce retained earnings by approximately $1.9 million, and book value per common share by $0.17. Net investment in leases will decrease approximately $3.2 million related to the additional recorded unearned income that will be earned over the remaining term of the leases.
    The Company will report the effects of this change on prior periods in its Form 10-K for the year ended December 31, 2004, including restated financial statements for the years ended December 31, 2003 and December 31, 2002 and for the four quarters of fiscal years 2004 and 2003, and corrected information in the selected financial data table. The Company anticipates it will file its Form 10-K for the year ended December 31, 2004 on or before March 16, 2005. As a result of the restatement, the financial statements contained in the Company's prior filings with the SEC should no longer be relied upon.

    Conference Call and Webcast

    We will host a conference call on Friday, March 11, 2005 at 9:00 a.m. ET to discuss the restatement. If you wish to participate, please call 877-407-9210 (International participants please use 201-689-8049) approximately 10 minutes in advance of the call time. The call will also be webcast on the Investor Relations page of the Marlin Business Services Corp. website, www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

    About Marlin Business Services Corp.

    Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 60 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver and Philadelphia. For more information, visit www.marlincorp.com or call toll free at 888-479-9111.

    Forward-Looking Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                    Marlin Business Services Corp.
                         Supplemental Schedule
          Proposed Restatement of Prior Financial Statements

The following table indicates the effects on the Company's consolidated financial statements for the restatement of the accounting for interim rental income which had previously been recognized when invoiced. As restated, interim rentals are now included with other minimum lease payments in determining the Company's net investment in direct financing leases and in the amount of unearned lease income. Unearned lease income, net of initial direct costs and fees, is recognized as revenue over the lease term on the interest method. Cash and cash equivalents reported would not be effected in any prior or future periods.

(in thousands, except per share amounts)

                        As of or for the period ending December 31,
                     -------------------------------------------------
                      2004(1)    2003      2002      2001      2000
                     --------- --------- --------- --------- ---------
Consolidated
 statements of
 operations:
--------------------
As Previously
 Reported:
Total interest and
 fee income          $ 71,811  $ 56,950  $ 46,664  $ 36,404  $ 22,648
Income tax expense      9,155     5,816     3,731     1,693       881
Net income             13,846     3,178     4,530     2,720     1,569
Net income
 attributable to
 common stock          13,846     1,172     2,749     1,477       744

Diluted earnings per
 share               $   1.18  $   0.35  $   0.63  $   0.44  $   0.30
                     ========= ========= ========= ========= =========

As restated(2):
Total interest and
 fee income          $ 71,168  $ 56,403  $ 46,328  $ 35,986  $ 21,936
Income tax expense      8,899     5,600     3,594     1,536       614
Net income             13,459     2,847     4,331     2,459     1,124
Net income
 attributable to
 common stock          13,459       841     2,550     1,216       299

Diluted earnings per
 share               $   1.15  $   0.25  $   0.61  $   0.39  $   0.22
                     ========= ========= ========= ========= =========

Difference:
--------------------
Net income           $    387  $    331  $    199  $    261  $    445
                     ========= ========= ========= ========= =========
Diluted earnings per
 share               $   0.03  $   0.10  $   0.02  $   0.05  $   0.08
                     ========= ========= ========= ========= =========


Consolidated Balance
 Sheets:
--------------------
As previously
 reported:
Net investment in
 direct financing
 leases              $492,859  $421,698  $337,434  $256,824  $172,538
Total Assets          540,940   474,861   364,168   274,362   186,995
Deferred tax
 liability             19,343    10,799     5,232     1,501        (7)
Total liabilities     448,642   399,429   338,793   253,124   175,043
Retained earnings
 (deficit)             17,511     3,665     2,493      (256)   (1,733)
Total Common
 Stockholders Equity   92,298    75,432     4,204     1,847       352

As restated(2):
Net investment in
 direct financing
 leases              $489,678  $419,160  $335,442  $255,169  $171,300
Total Assets          537,759   473,762   362,176   272,707   185,757
Deferred tax
 liability             18,110     9,822     4,470       877      (475)
Total liabilities     447,409   399,891   338,031   252,500   174,575
Retained earnings
 (deficit)             15,563     2,104     1,263    (1,287)   (2,503)
Total Common
 Stockholders Equity   90,350    73,871     2,974       816      (418)

(1) Reported amounts for 2004 refer to the Company's earnings release as filed on Form 8-K February 3, 2005
(2) Restated amounts are subject to audit

    CONTACT: Marlin Business Services Corp.
             Bruce E. Sickel, 888-479-9111 x4108